UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

July 17, 2020

CCUR Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37706	04-2735766
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6470 East Johns Crossing, Suite 490, Duluth, Georgia	30097
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 305-6435

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name on exchange which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01.	Entry into a Material Definitive Agreement

On July 17, 2020, LM Capital Solutions, LLC (“LMCS”), a majority-owned subsidiary of CCUR Holdings, Inc. (the “Company”), entered into a series of transactions resulting in the recapitalization of LMCS (the “Recapitalization”), with such transactions including the redemption by LMCS of certain of the Company’s equity interests in LMCS and the granting to LMCS’s minority member, AZOKKB, LLC (formerly Luxemark Capital LLC) (“AZOKKB”), a right to purchase the Company’s remaining equity interests in LMCS upon the occurrence of certain conditions, including without limitation the repayment of an intercompany note from the Company to LMCS; the waiver of LMCS’s obligations to pay contingent consideration to AZOKKB; the termination of certain warrants to purchase the Company’s capital stock held by certain affiliates of AZOKKB; the assignment of certain contractual rights of LMCS to AZOKKB; and the amendment of an intercompany note from the Company to LMCS, each of which are described in further detail below.

Amendment to LMCS Operating Agreement

The Company and AZOKKB entered into an amendment to the operating agreement of LMCS (the “Amendment”). Under the Amendment, among other things, LMCS redeemed 5,918.3673 Class A Units from the Company, such that the Company’s percentage ownership interest in LMCS was reduced from 80% to 51% (the “Redemption”). The Amendment further granted the right to AZOKKB to purchase all of the remaining Class A Units that the Company holds in LMCS upon the repayment in full of the Master Promissory Note (described below), for the consideration of one (1) dollar. The Amendment also contains a joint written consent of the board of managers and members of LMCS authorizing LMCS to make, prior to July 22, 2020, a distribution of the aggregate net cash flow of LMCS for the period commenced January 1, 2020 and ended May 31, 2020, to be distributed based upon the ownership percentages of LMCS prior to the Redemption.

Waiver and Release under the Asset Purchase Agreement with AZOKKB

LMCS also entered into a Waiver and Release Agreement (the “Waiver and Release”) with AZOKKB pursuant to which AZOKKB irrevocably waived rights to certain contingent consideration under that certain Asset Purchase Agreement by and among LMCS, AZOKKB, Avraham Zeines (“Zeines”), Oskar Kowalski (“Kowalski”) and Kamil Blaszczak (“Blaszczak”, and together with Zeines and Kowalski, the “AZOKKB Principals”) dated as of February 13, 2019 (the “Purchase Agreement”). The Purchase Agreement was disclosed in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 11, 2019.

The Waiver and Release contains a waiver and forfeiture of all rights of the AZOKKB Principals and AZOKKB to any amounts payable by LMCS to the AZOKKB Principals or AZOKKB pursuant to Section 1.4(d) of the Purchase Agreement, which provides for, among other things, potential earn-out payments payable to AZOKKB upon the achievement by LMCS of certain performance-based thresholds, and a release of all claims of the AZOKKB Principals and AZOKKB against LMCS or any of its affiliates (including the Company) relating thereto.

Termination of Common Stock Purchase Warrants

On July 17, 2020, the Company and each of the AZOKKB Principals entered into an Omnibus Termination of Common Stock Warrants (“Warrant Termination”) pursuant to which the Common Stock Purchase Warrants (each a “Warrant”, and collectively the “Warrants”) issued to each of the AZOKKB Principals in connection with the Purchase Agreement on February 13, 2019 were terminated in full.

Assignment and Assumption Agreement

LMCS and AZOKKB also entered into an Assignment and Assumption Agreement (the “Assignment and Assumption”), pursuant to which LMCS assigned, and AZOKKB assumed, certain rights and obligations under three commercial agreements that LMCS is party to relating to the merchant cash advance business of LMCS. For consideration of a payment of $1,154,080.32 from AZOKKB to LMCS and the assumption of certain liabilities with respect to the assigned agreements, LMCS assigned to AZOKKB substantially all of LMCS’s right, title and interest in the three commercial agreements. The Assignment and Assumption also contemplates that the right to receive amounts held by funders in cash under the commercial agreements as of July 17, 2020 will be retained by LMCS. The Assignment and Assumption contains, among other things, customary representations, warranties and covenants from both parties.

Amendment to Master Promissory Note

On July 17, 2020, CCUR and LMCS entered into an Amendment to Note (the “Note Amendment”) amending the terms of a Master Promissory Note (the “Master Promissory Note”) issued by LMCS to the Company on February 13, 2019. Under the Master Promissory Note, the Company made $10.35 million in debt financing available to LMCS for working capital purposes, including without limitation providing capital in support of merchant cash advance transactions. The Note Amendment included, among other things, adding covenants to the terms of the Master Promissory Note regarding LMCS’s use of its free cash and prohibitions on dividends or distributions by LMCS with certain limited exceptions. The Note Amendment also included an amendment to events that would result in acceleration of the Master Promissory Note and affirmative notice to the Company upon the occurrence of certain events.

Relationship between the Parties

AZOKKB and the Company are the two equity holders of LMCS. In February 2019, LMCS acquired the assets and liabilities related to its current merchant cash advance business from AZOKKB. The AZOKKB Principals are engaged by LMCS pursuant to consulting arrangements with LMCS and are the equity holders of AZOKKB. Prior to the Recapitalization, the AZOKKB Principals held Common Stock Purchase Warrants in the Company entitling them to purchase up to an aggregate of 444,630 shares of Common Stock of the Company.

The foregoing description of the agreements relating to the Recapitalization is qualified in its entirety by the full text of such agreements, copies of which are attached as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, hereto and incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Amendment to Operating Agreement of LM Capital Solutions, LLC by and among LM Capital Solutions, LLC, AZOKKB LLC, CCUR Holdings, Inc., Igor Volshteyn, Warren Sutherland and Oskar Kowalski

10.2	Waiver and Release Agreement by and among AZOKKB LLC, LM Capital Solutions, LLC, Avraham Zeines, Oskar Kowalski and Kamil Blaszczak, dated as of July 17, 2020

10.3	Omnibus Termination of Common Stock Warrants by and among CCUR Holdings, Inc. Avraham Zeines, Oskar Kowalski and Kamil Blaszczak, dated as of July 17, 2020

10.4	Assignment and Assumption Agreement by and between LM Capital Solutions, LLC and AZOKKB LLC, dated as of July 17, 2020+

10.5	Amendment to Master Promissory Note by and between CCUR Holdings, Inc. and LM Capital Solutions, LLC, dated as of July 17, 2020

+ Certain schedules, exhibits and similar supporting attachments to this agreement have been omitted and the Company agrees to furnish supplemental copies of any such schedules, exhibits and similar supporting attachments to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 22, 2020

CCUR HOLDINGS, INC.

By:	/s/ Igor Volshteyn
Name:	Igor Volshteyn
Title:	President and Chief Operating Officer